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               INDIVIDUAL LIFE COMMISSION SCHEDULE (Contract 1285)
                  For Payment of First Year Policy Commissions,
                      Renewal Commissions, and Service Fees

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                        American Legacy Variable Life(1)
            POLICY                      Target                   Excess
             YEAR                       Premium                  Premium
--------------------------------------------------------------------------------
               1                           50%(2)                  2.5%
--------------------------------------------------------------------------------
             2-10                         2.5%                     2.5%
--------------------------------------------------------------------------------
          11 or more                      2.5%                     2.5%
--------------------------------------------------------------------------------

1. Starting in the third policy year, this policy will be eligible for equity participation as follows: .20% of the excess of the policy value over policy loans. Equity participation in years 3 through 10 represent renewal commissions and service fees in the 11th and subsequent years.

2.    Additional First Year Commissions paid:
      a. 50% of the target premium for increase in specified amount. (An increase for this purpose will include only the portion of the increase in excess of the previous highest specified amount.)
      b.    50% of the cost of insurance for all other increases or rider additions.
            There will be a prorate chargeback of these commissions if within 12 months of the increase the policy is surrendered or such increase in coverage is decreased or deleted.
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              INDIVIDUAL LIFE COMMISSION SCHEDULE (Contract 1288)
                        For Payment of First Year Policy
               Commissions, Renewal Commissions, and Service Fees

--------------------------------------------------------------------------------
                        American Legacy Variable Life(1)
            POLICY                      Target                  Excess
             YEAR                       Premium                 Premium
--------------------------------------------------------------------------------
               1                           60%(2)                 2.5%
--------------------------------------------------------------------------------
             2-10                         2.5%                    2.5%
--------------------------------------------------------------------------------
          11 or more                      2.5%                    2.5%
--------------------------------------------------------------------------------

1. Starting in the third policy year, this policy will be eligible for equity participation as follows: .20% of the excess of the policy value over policy loans. Equity participation in years 3 through 10 represent renewal commissions and service fees in the 11th and subsequent years.

2.    Additional First Year Commissions paid:
      a. 50% of the target premium for increase in specified amount. (An increase for this purpose will include only the portion of the increase in excess of the previous highest specified amount.)
      b. 50% of the cost of insurance for all other increases or rider additions.
            There will be a prorate chargeback of these commissions if within 12 months of the increase the policy is surrendered or such increase in coverage is decreased or deleted.